                                    EXHIBIT I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURE

After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.

DATE: February 12, 2002


                                    BRENTWOOD ASSOCIATES VI, L.P.,
                                    a Delaware limited partnership

                                    By:  Brentwood VI Ventures, L.P.,
                                         a Delaware limited partnership
                                         Its:  General Partner

                                         By:   /s/ G. Bradford Jones
                                               ---------------------------------
                                                   G. Bradford Jones
                                                   General Partner


                                    BRENTWOOD VI VENTURES, L.P.,
                                    a Delaware limited partnership

                                    By:    /s/ G. Bradford Jones
                                           -------------------------------------
                                               G. Bradford Jones
                                               General Partner



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